EXHIBIT (a)(5)(v)

EXHIBIT (a)(5)(v)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-39837 on Schedule TO Issuer Tender Offer Statement of our reports dated October 26, 2007 relating to the financial statements and financial highlights of BlackRock Senior Floating Rate Fund, Inc. (the “Fund”) and of Master Senior Floating Rate LLC (the “Master LLC”), appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Master LLC for the year ended August 31, 2007, and of our reports dated October 23, 2006 relating to the financial statements and financial highlights of the Fund and of the Master LLC, appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the Master LLC for the year ended August 31, 2006. We also consent to the reference to us under the heading “Financial Statements”.

/s/ Deloitte & Touche LLP Princeton, New Jersey February 25, 2008